Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

We consent to the incorporation by reference in the Registration Statements of Vivendi Universal S.A. (“Vivendi Universal”) listed below of our report dated March 10, 2005 (except with respect to matters discussed in Note 32, as to which the date is June 29, 2005), with respect to the consolidated financial statements of Vivendi Universal and subsidiaries, which is included in Vivendi Universal’s Annual Report on Form 20-F for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

Registration
SEC Form	Filing Date	Number
S-8	08/11/2003	333-107837
S-8	06/06/2002	333-72270
S-8	06/04/2002	333-89744
S-8	06/04/2002	333-89754
S-8	05/06/2002	333-87622
S-8	01/31/2002	333-81830
S-8	10/26/2001	333-72270
S-8	08/29/2001	333-64754
S-8	01/04/2001	333-48966
S-8	12/29/2000	333-51654
S-8	12/11/2000	333-51654
S-8	12/11/2000	333-48966
S-8	10/05/2000	333-47440
F-3/A	06/03/2002	333-81578
F-3	01/29/2002	333-81578

Paris and Courbevoie, France
June 29, 2005

/s/ RSM Salustro Reydel	/s/ Barbier Frinault & Cie
RSM Salustro Reydel	Barbier Frinault & Cie A member firm of Ernst & Young International